Exhibit 99.1

MIRNA THERAPEUTICS, INC.
1250 SOUTH CAPITAL OF TEXAS HIGHWAY
BUILDING 3, SUITE 400
AUSTIN, TX 78746

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E31425-Z70751 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MIRNA THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
4. To elect two Class II directors to hold office until the 2020 Annual Meeting of Mirna's Stockholders or until their successors are elected.	☐	☐	☐

Nominees:

01) Lawrence M. Alleva
02) Michael Powell, Ph.D.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following:	For	Against	Abstain
1. To approve the Agreement and Plan of Merger and Reorganization, dated as of May 15, 2017, by and among Mirna Therapeutics, Inc. ("Mirna"), Meerkat Merger Sub, Inc., and Synlogic, Inc. ("Synlogic"), and the transactions contemplated thereby, including the merger and the issuance of shares of Mirna's common stock to Synlogic's stockholders in the merger.	☐	☐	☐

The Board of Directors recommends you vote FOR the following:	For	Against	Abstain
2. To approve an amendment to the amended and restated certificate of incorporation of Mirna to effect a reverse stock split of Mirna's common stock, at a ratio mutually agreed to by Mirna and Synlogic in the range of one new share for every five to nine shares outstanding (or any number in between).	☐	☐	☐

The Board of Directors recommends you vote FOR the following:	For	Against	Abstain
3. To approve an amendment to the amended and restated certificate of incorporation of Mirna to change the corporate name of Mirna from Mirna Therapeutics, Inc. to Synlogic, Inc.	☐	☐	☐

The Board of Directors recommends you vote FOR the following:	For	Against	Abstain
5. To ratify the selection by the audit committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Mirna for its calendar year ending December 31, 2017.	☐	☐	☐

The Board of Directors recommends you vote FOR the following:	For	Against	Abstain
6. To approve an adjournment of the Mirna Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 or 2.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E31426-Z70751 MIRNA THERAPEUTICS, INC. Annual Meeting of Stockholders August 24, 2017 8:30 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Paul Lammers and Alan Fuhrman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MIRNA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, PDT on August 24, 2017, at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address Changes/Comments    (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side V.1.1